EXHIBIT 99.1

Contact at 214-432-2000

Michael R. Haack

President and CEO

D. Craig Kesler

Executive Vice President & CFO

Robert S. Stewart

Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS STRONG SECOND QUARTER RESULTS

DALLAS, TX (October 28, 2021) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2022 ended September 30, 2021. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal second quarter):

Second Quarter Fiscal 2022 Highlights

•	Record revenue of $510 million, up 14%

•	Record net earnings per share of $2.46, up 6%

•	Adjusted net earnings per share from continuing operations (Adjusted EPS) of $2.73, up 26%

•	Adjusted EPS is a non-GAAP financial measure calculated by excluding non-routine items (including certain non-cash expenses) in the manner described in Attachment 6

•	Issued $750 million of 2.50% senior notes due July 2031

•	Redeemed $350 million of 4.50% senior notes due August 2026

•	Repurchased 1.3 million shares of Eagle’s common stock for $186 million

Commenting on the second quarter results, Michael Haack, President and CEO, said, “Eagle achieved new quarterly records for revenue and earnings per share during the quarter. Despite price inflation in energy and recycled paper, our gross profit margins improved 310 basis points from the prior year to 30.5%. These results reflect continued strength in underlying market conditions and strong execution by our team. Our recent pricing actions across much of our footprint will continue to help offset increases in certain input costs, as will our consistent focus on driving operational efficiencies.”

Mr. Haack continued, “During the quarter, we completed the refinancing of Eagle’s capital structure by issuing $750 million of 10-year senior notes with an interest rate of 2.50% and redeeming previously issued debt with a higher interest rate. We also returned nearly $200 million to shareholders through our quarterly cash dividend and the repurchase of 1.3 million shares of our common stock. We are well-positioned for a strong second half of fiscal 2022 and remain committed to delivering sustainable growth and superior shareholder value.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, Joint Venture and intersegment Cement revenue, was $341.1 million, a 5% improvement. Heavy Materials operating earnings increased 13% to $96.3 million primarily because of improved Cement sales prices.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 4% to $288.3 million, and operating earnings were a record $88.8 million, up 11%. These increases reflect improved Cement net sales prices and sales volume. The average net sales price for the quarter was up 6% to $117.78 per ton. Cement sales volume for the quarter was a record 2.2 million tons, up 1%.

Concrete and Aggregates revenue increased 14% to $52.8 million, and operating earnings increased 43% to $7.5 million. The improvements reflect higher sales prices and sales volume.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 28% to $200.8 million, reflecting higher Wallboard sales volume and prices. Gypsum Wallboard sales volume increased 2% to 736 million square feet (MMSF), while the average Gypsum Wallboard net sales price increased 33% to $190.93 per MSF.

Paperboard sales volume for the quarter was flat from the prior year at 87,000 tons. The average Paperboard net sales price was $524.54 per ton, up 2%, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $67.3 million in the sector, an increase of 39%, reflecting increased Wallboard sales volume and pricing, partially offset by higher raw material costs, namely recycled fiber and energy.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

On September 18, 2020, the Company sold its Oil and Gas Proppants business to Smart Sand, Inc. The prior-year financial results of the Oil and Gas Proppants segment have been classified as Discontinued Operations on the Consolidated Statement of Earnings. The assets and liabilities of the Oil and Gas Proppants segment have been reflected on separate lines for Discontinued Operations on the Consolidated Balance Sheet.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, October 28, 2021. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (such as fluctuations in spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) and the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. The COVID-19 pandemic and responses thereto may disrupt our business and are likely to have an adverse effect on demand for our products, attributable to, among other things, reductions in consumer spending, increases in unemployment and decreases in revenues and construction budgets of state or local governments. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenue and Earnings by Lines of Business

Attachment 3 Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Attachment 6 Reconciliation of Non-GAAP Financial Measures

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue	$509,694	$447,684	$985,464	$874,673
Cost of Goods Sold	354,353	324,835	703,612	649,527

Gross Profit	155,341	122,849	281,852	225,146
Equity in Earnings of Unconsolidated JV	8,260	10,577	16,230	18,373
Corporate General and Administrative Expenses	(10,667)	(11,109)	(20,135)	(28,898)
Premium Paid on Early Retirement of Senior Notes	(8,407)	—	(8,407)	—
Gain on Sale of Businesses	—	—	—	51,973
Other Non-Operating (Loss) Income	(944)	(90)	2,734	(399)

Earnings from Continuing Operations before Interest and Income Taxes	143,583	122,227	272,274	266,195
Interest Expense, net	(12,268)	(12,556)	(19,240)	(26,597)

Earnings from Continuing Operations before Income Taxes	131,315	109,671	253,034	239,598
Income Tax Expense	(29,190)	(19,800)	(55,582)	(52,636)

Earnings from Continuing Operations	$102,125	$89,871	$197,452	$186,962
Gain from Discontinued Operations, net of tax	—	6,163	—	5,278

Net Earnings	$102,125	$96,034	$197,452	$192,240

BASIC EARNINGS PER SHARE
Continuing Operations	$2.48	$2.17	$4.74	$4.51
Discontinued Operations	$—	$0.15	$—	$0.13

Net Earnings	$2.48	$2.32	$4.74	$4.64

DILUTED EARNINGS PER SHARE
Continuing Operations	$2.46	$2.16	$4.70	$4.49
Discontinued Operations	$—	$0.15	$—	$0.13

Net Earnings	$2.46	$2.31	$4.70	$4.62

AVERAGE SHARES OUTSTANDING
Basic	41,222,161	41,450,013	41,623,187	41,430,511

Diluted	41,594,733	41,649,319	42,013,847	41,606,401

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$256,175	$244,602	$495,906	$474,682
Concrete and Aggregates	52,750	46,300	97,504	90,384

	308,925	290,902	593,410	565,066
Light Materials:
Gypsum Wallboard	172,985	131,210	339,252	261,360
Gypsum Paperboard	27,784	25,572	52,802	48,247

	200,769	156,782	392,054	309,607

Total Revenue	$509,694	$447,684	$985,464	$874,673

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$80,490	$69,336	$135,067	$121,995
Cement (Joint Venture)	8,260	10,577	16,230	18,373
Concrete and Aggregates	7,539	5,255	12,883	10,673

	96,289	85,168	164,180	151,041
Light Materials:
Gypsum Wallboard	66,331	37,606	129,584	78,931
Gypsum Paperboard	981	10,652	4,318	13,547

	67,312	48,258	133,902	92,478
Other Operations	—	—	—	—

Sub-total	163,601	133,426	298,082	243,519
Corporate General and Administrative Expense	(10,667)	(11,109)	(20,135)	(28,898)
Premium Paid on Early Retirement of Senior Notes	(8,407)	—	(8,407)	—
Gain on Sale of Businesses	—	—	—	51,973
Other Non-Operating (Loss) Income	(944)	(90)	2,734	(399)

Earnings from Continuing Operations before Interest and Income Taxes	$143,583	$122,227	$272,274	$266,195

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Cement (M Tons):
Wholly Owned	1,983	1,947	+2%	3,835	3,813	+1%
Joint Venture	215	233	-8%	399	452	-12%

	2,198	2,180	+1%	4,234	4,265	-1%
Concrete (M Cubic Yards)	398	357	+11%	746	705	+6%
Aggregates (M Tons)	481	475	+1%	842	950	-11%
Gypsum Wallboard (MMSFs)	736	720	+2%	1,499	1,424	+5%
Paperboard (M Tons):
Internal	37	39	-5%	73	69	+6%
External	50	48	+4%	98	95	+3%

	87	87	0%	171	164	+4%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Cement (Ton)	$117.78	$111.59	+6%	$117.09	$110.38	+6%
Concrete (Cubic Yard)	$120.15	$116.55	+3%	$119.23	$115.10	+4%
Aggregates (Ton)	$10.40	$10.02	+4%	$10.20	$9.90	+3%
Gypsum Wallboard (MSF)	$190.93	$143.41	+33%	$183.73	$144.83	+27%
Paperboard (Ton)	$524.54	$513.11	+2%	$511.76	$489.13	+5%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Intersegment Revenue:
Cement	$5,223	$6,267	$13,056	$12,298
Concrete and Aggregates	—	—	—	106
Paperboard	20,014	20,499	38,263	34,568

	$25,237	$26,766	$51,319	$46,972

Cement Revenue:
Wholly Owned	$256,175	$244,602	$495,906	$474,682
Joint Venture	26,926	27,193	49,617	52,493

	$283,101	$271,795	$545,523	$527,175

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2021	2020	2021*
ASSETS
Current Assets –
Cash and Cash Equivalents	$45,214	$200,858	$263,520
Restricted Cash	—	5,000	5,000
Accounts and Notes Receivable, net	196,664	177,138	147,133
Inventories	203,745	227,106	235,749
Federal Income Tax Receivable	17,954	28,671	2,838
Prepaid and Other Assets	8,534	9,634	7,449

Total Current Assets	472,111	648,407	661,689

Property, Plant and Equipment, net	1,629,133	1,706,200	1,659,100
Investments in Joint Venture	77,628	74,331	75,399
Operating Lease Right of Use Asset	25,127	28,139	25,811
Notes Receivable	8,485	8,287	8,419
Goodwill and Intangibles	390,107	394,524	392,315
Other Assets	17,237	11,395	15,948

	$2,619,828	$2,871,283	$2,838,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$181,617	$156,275	$163,011
Operating Lease Liabilities	7,028	6,810	6,343

Total Current Liabilities	188,645	163,085	169,354

Long-term Liabilities	76,961	79,005	75,735
Bank Credit Facility	75,000	245,000	—
Bank Term Loan	—	661,621	662,186
2.500% Senior Unsecured Notes due 2031	737,632	—	—
4.500% Senior Unsecured Notes due 2026	—	346,095	346,430
Deferred Income Taxes	234,281	208,446	225,986
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 40,913,931; 41,816,942 and 42,370,878 Shares, respectively	409	418	424
Capital in Excess of Par Value	—	18,584	62,497
Accumulated Other Comprehensive Losses	(3,386)	(3,276)	(3,440)
Retained Earnings	1,310,286	1,152,305	1,299,509

Total Stockholders’ Equity	1,307,309	1,168,031	1,358,990

	$2,619,828	$2,871,283	$2,838,681

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended September 30, 2021 and 2020:

	Depreciation, Depletion and Amortization
	Quarter Ended September 30,
	2021	2020
Cement	$20,019	$19,258
Concrete and Aggregates	2,470	2,698
Gypsum Wallboard	5,484	5,661
Paperboard	3,663	3,344
Corporate and Other	704	1,201

	$32,340	$32,162

Attachment 6

Eagle Materials Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(Dollars in thousands, other than earnings per share amounts, and number of shares in thousands)

Adjusted Earnings per Diluted Share (Adjusted EPS)

Adjusted EPS is a non-GAAP financial measure and represents earnings from continuing operations per diluted share excluding the impacts from non-routine items, such as the loss on redemption of bonds, the write-off of debt issuance costs and other items described further below (Non-routine Items). Management uses measures of earnings excluding the impact of Non-routine Items as a performance measure in order to compare operating results of the Company from period to period and for purposes of its budgeting and planning processes. Although management believes that Adjusted EPS is useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for, earnings per diluted share and the related financial information prepared in accordance with GAAP. In addition, our presentation of Adjusted EPS may not be the same as similarly titled measures reported by other companies, limiting its usefulness as a comparative measure. The following shows the calculation of Adjusted EPS and reconciles Adjusted EPS to earnings per diluted share in accordance with GAAP for the quarters ended September 30, 2021 and 2020:

	Quarter Ended September 30,
	2021	2020
Net Earnings, as reported	$102,125	$96,034
Non-routine Items:
Premium Paid on Early Retirement of Senior Notes [1]	$8,407	$—
Write-off of Debt Issuance Costs [2]	6,101	—
Gain from Discontinued Operations [3]	—	(8,223)

Total Non-routine Items before Taxes	$14,508	$(8,223)
Tax Impact on Non-routine Items	(3,221)	2,060

After-tax Impact of Non-routine Items	$11,287	$(6,163)
Adjusted Net Earnings from Continuing Operations	$113,412	$89,871
Diluted Average Shares Outstanding	41,595	41,649
Net earnings per diluted share, as reported	$2.46	$2.31
Adjusted net earnings per diluted share from Continuing Operations	$2.73	$2.16

[1]	Represents the loss on the early redemption of our 4.50% senior notes due 2026
[2]

Represents the write-off of debt issuance costs associated with the debt instruments retired during the quarter, including the 4.50% senior notes due 2026 and the bank term loan recorded in Interest Expense, net

[3]	Represents the earnings from the Oil and Gas Proppants business sold in September 2020